UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2007

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Hillside Avenue
New Hyde Park, NY 11040-2512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 437-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 24, 2007, the Board of Directors of State Bancorp, Inc. (the “Company”), the parent company of State Bank of Long Island, elected Nicos Katsoulis to its Board of Directors effective immediately.  Mr. Katsoulis will also serve as a Director of State Bank of Long Island.  As discussed below, Mr. Katsoulis will serve on the recently formed Special Litigation Committee formed by the Board of Directors.  Mr. Katsoulis previously served as Executive Vice President and Chief Lending Officer of Atlantic Bank of New York from 1991 to 2006.

A copy of the press release issued by the Company on July 30, 2007 regarding the foregoing is filed as Exhibit 99.1 to the current report on Form 8-K.

ITEM 8.01.    OTHER EVENTS

At the Company’s Board of Directors meeting held on July 24, 2007, a Special Litigation Committee of the Board of Directors was established to examine the merits of the allegations made in a purported shareholder derivative action filed in the Supreme Court of the State of New York, Nassau County (Index No. 07-012411) against the Company, as a nominal defendant, and against certain of the Company’s current and former directors and officers, by Ona Guthartz, First Wall Securities, Inc. and Alan Guthartz as custodian for Jason Guthartz.  The members of the Special Litigation Committee are Thomas M. O’Brien and Nicos Katsoulis.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

               (d)    Press Release of the Company, dated July 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007	STATE BANCORP, INC.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release of State Bancorp, Inc., dated July 30, 2007